Exhibit 99.1

Twilio to Acquire SendGrid, the Leading Email API Platform

Accelerates Twilio’s Mission to Fuel the Future of Communications

Brings Together the Two Leading Communication Platforms for Developers

The Combination to Create One, Best-in-Class Cloud Communications Platform for Companies to Communicate with Customers Across Every Channel

Twilio & SendGrid Together Serve Millions of Developers, Have 100,000+ Customers, and Have a Greater than $700 Million Annualized Revenue Run Rate*

SAN FRANCISCO — Oct. 15, 2018 — Twilio (NYSE: TWLO) and SendGrid today announced that they have entered into a definitive agreement for Twilio to acquire SendGrid in an all-stock transaction valued at approximately $2 billion.  At the exchange ratio of 0.485 shares of Twilio Class A common stock per share of SendGrid common stock, this price equates to approximately $36.92 per share based on today’s closing prices. The transaction is expected to close in the first half of 2019.

Adding the leading email API platform to the leading cloud communications platform can drive tremendous value to the combined customer bases.  The resulting company would offer developers a single, best-in-class platform to manage all of their important communication channels — voice, messaging, video, and now email as well.  Together, the companies currently drive more than half a trillion customer interactions annualized*, and growing rapidly.

“Increasingly, our customers are asking us to solve all of their strategic communications challenges - regardless of channel.  Email is a vital communications channel for companies around the world, and so it was important to us to include this capability in our platform,” said Jeff Lawson, Twilio’s co-founder and chief executive officer. “The two companies share the same vision, the same model, and the same values.  We believe this is a once-in-a-lifetime opportunity to bring together the two leading developer-focused communications platforms to create the unquestioned platform of choice for all companies looking to transform their customer engagement.”

“This is a tremendous day for all SendGrid customers, employees and shareholders,” said Sameer Dholakia, SendGrid’s chief executive officer.  “Our two companies have always shared a common goal - to create powerful communications experiences for businesses by enabling developers to easily embed communications into the software they are building.  Our mission is to help our customers deliver communications that drive engagement and growth, and this combination will allow us to accelerate that mission for our customers.”

Details Regarding the Proposed SendGrid Acquisition

The boards of directors of Twilio and SendGrid have each approved the transaction.

Under the terms of the transaction, Twilio Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Twilio, will be merged with and into SendGrid, with SendGrid surviving as a wholly-owned subsidiary of Twilio.  At closing, each outstanding share of SendGrid common stock will be converted into the right to receive 0.485 shares of Twilio Class A common stock, which represents a per share price for SendGrid common stock of $36.92 based on the closing price of Twilio Class A common stock on October 15, 2018. The exchange ratio represents a 14% premium over the average exchange ratio for the ten calendar days ending, October 15, 2018.

The transaction is expected to close in the first half of 2019, subject to the satisfaction of customary closing conditions, including shareholder approvals by each of SendGrid’s and Twilio’s respective stockholders and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Certain stockholders of SendGrid owning approximately 6% of the outstanding SendGrid shares have entered into voting agreements and certain stockholders of Twilio who control approximately 33% of total Twilio voting power have entered into voting agreements, or proxies, pursuant to which they have agreed, among other things, and subject to the terms and conditions of the agreements, to vote in favor of the SendGrid acquisition and the issuance of Twilio shares in connection with the SendGrid acquisition, respectively.

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Twilio and Goodwin Procter LLP is acting as legal counsel to Twilio.  Morgan Stanley & Co. LLC is serving as exclusive financial advisor to SendGrid and Cooley LLP and Skadden, Arps, Slate, Meagher & Flom LLP are acting as legal counsel to SendGrid.

Q3 2018 Results and Guidance

Both companies will report their respective financial results for the three months ended September 30, 2018 on November 6, 2018.  However, both Twilio and SendGrid are announcing that they have exceeded the guidance provided on Aug. 6th and July 31st, respectively, for their third fiscal quarters.

Guidance for the combined company will be provided after the proposed transaction has closed.

Conference Call Information

Twilio will host a conference call today, October 15, 2018, to discuss the SendGrid acquisition, at 2:30 p.m. Pacific Time, 5:30 p.m. Eastern Time. A live webcast of the conference call, as well as a replay of the call, will be available at https://investors.Twilio.com. The conference call can also be accessed by dialing (844) 453-4207, or +1 (647) 253-8638 (outside the U.S. and Canada). The conference ID is 6976357. Following the completion of the call through 11:59 p.m. Eastern Time on Oct. 22, 2018, a replay will be available by dialing (800) 585-8367 or +1 (416) 621-4642 (outside the U.S. and Canada) and entering passcode 6976357. Twilio has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About SendGrid

SendGrid is a leading digital communications platform enabling businesses to engage with their customers via email reliably, effectively and at scale. A leader in email deliverability, SendGrid has processed over 45 billion emails each month for internet and mobile-based customers as well as more traditional enterprises.

About Twilio

Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, and video by virtualizing the world’s telecommunications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer’s toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.

Additional Information and Where To Find It

In connection with the proposed transaction between Twilio and SendGrid, Twilio will file a Registration Statement on Form S-4 and joint proxy statement/prospectus forming a part thereof. BEFORE MAKING ANY VOTING DECISION, TWILIO’S AND SENDGRID’S RESPECTIVE INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Registration Statement, the joint proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by Twilio or SendGrid with the SEC through the website maintained by the SEC at http://www.sec.gov. They may also be obtained for free by contacting Twilio Investor Relations by email at ir@twilio.com or by phone at 415-801-3799 or by contacting SendGrid Investor Relations by email at ir@sendgrid.com or by phone at 720-588-4496, or on Twilio’s and SendGrid’s websites at www.investors.twilio.com and www.investors.sendgrid.com, respectively.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

Each of Twilio and SendGrid and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Twilio and SendGrid shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise will be set forth in the Registration Statement and joint proxy statement/prospectus when filed with the SEC. Information regarding Twilio’s executive officers and directors is included in Twilio’s Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the SEC on April 27, 2018 and information regarding SendGrid’s executive officers and directors is included in SendGrid’s Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the SEC on April 20, 2018.

Additional information regarding the interests of the participants in the solicitation of proxies in connection with the proposed transaction will be included in the joint proxy statement/prospectus and other relevant materials Twilio and SendGrid intend to file with the SEC.

Use of Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may contain words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction and the expected benefits of the proposed transaction, are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs.  While Twilio believes these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) failure of Twilio or SendGrid to obtain stockholder approval as required for the proposed transaction; (ii) failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction, or delays in governmental and regulatory approvals that may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; successful completion of the proposed transaction; (iii) failure to satisfy the conditions to the closing of the proposed transactions; (iv) unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of SendGrid or Twilio to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom SendGrid or Twilio does business, or on SendGrid’s or Twilio’s operating results and business generally; (vi) the outcome of any legal proceeding related to the proposed transaction; (vii) the challenges and costs of integrating, restructuring and achieving anticipated synergies and benefits of the proposed transaction and the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected; (vii) competitive pressures in the markets in which Twilio and SendGrid operate; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (ix) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Twilio and SendGrid are set forth in their respective filings with the SEC, including each of Twilio’s and SendGrid’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Part II, Item 1A of Twilio’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 under the heading “Risk Factors” and Part II, Item 1A of SendGrid’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 under the heading “Risk Factors.” The risks and uncertainties described above and in Twilio’s most recent Quarterly Report on Form 10-Q and SendGrid’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Twilio and SendGrid and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Twilio and SendGrid file from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Twilio and SendGrid assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

* Annualized data for the quarterly period ended June 30, 2018.

Source: Twilio Inc.

Investor Contact:

Greg Kleiner

ir@Twilio.com

or

Media Contact:

Caitlin Epstein

press@Twilio.com